                             OFFICE LEASE AGREEMENT

                                     BETWEEN

                                NOWLIN PARTNERS,
                         A DELAWARE GENERAL PARTNERSHIP

                                       AND

                            U.S. LONG DISTANCE, INC.

                                 TABLE OF CONTENTS

  ARTICLE  TITLE                                                         PAGE
  -------  -----                                                         ----
      I.    1.  Premises . . . . . . . . . . . . . . . . . . . . . . . . . 1

     II.    1.  Term . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
            2.  Use. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
            3.  Base Rental. . . . . . . . . . . . . . . . . . . . . . . . 2
            4.  Adjustment to Base Rental. . . . . . . . . . . . . . . . . 3
            5.  Security Deposit . . . . . . . . . . . . . . . . . . . . . 5

    III.    1.  Public Utility Service . . . . . . . . . . . . . . . . . . 5
            2.  Services to be Furnished by Lessor . . . . . . . . . . . . 5
            3.  Keys and Locks . . . . . . . . . . . . . . . . . . . . . . 6
            4.  Graphics . . . . . . . . . . . . . . . . . . . . . . . . . 6
            5.  Peaceful Enjoyment . . . . . . . . . . . . . . . . . . . . 6
            6.  Limitation of Lessor's Personal Liability. . . . . . . . . 7

     IV.    1.  Payments by Lessee . . . . . . . . . . . . . . . . . . . . 7
            2.  Leasehold Improvements . . . . . . . . . . . . . . . . . . 7
            3.  Repairs by Lessor. . . . . . . . . . . . . . . . . . . . . 7
            4.  Repairs by Lessee. . . . . . . . . . . . . . . . . . . . . 7
            5.  Care of the Premises . . . . . . . . . . . . . . . . . . . 7
            6.  Assignment for Sublease. . . . . . . . . . . . . . . . . . 7
            7.  Alterations, Additions, Improvements . . . . . . . . . . . 8
            8.  Legal Use and Violations of Insurance Coverage . . . . . . 9
            9.  Laws and Regulations; Rules of Building. . . . . . . . . . 9
            10.  Entry for Repairs and Inspection. . . . . . . . . . . . . 9
            11.  Nuisance. . . . . . . . . . . . . . . . . . . . . . . . . 9
            12.  Subordination to Mortgage . . . . . . . . . . . . . . . . 9
            13.  Estoppel Certificates . . . . . . . . . . . . . . . . . . 10

      V.     1.  Condemnation and Loss of Damage . . . . . . . . . . . . . 10
             2.  Damage from Certain Causes. . . . . . . . . . . . . . . . 10
             3.  Lien For Rent . . . . . . . . . . . . . . . . . . . . . . 11
             4.  Holding Over. . . . . . . . . . . . . . . . . . . . . . . 11
             5.  Fire Clause . . . . . . . . . . . . . . . . . . . . . . . 11
             6.  Attorney's Fees . . . . . . . . . . . . . . . . . . . . . 11
             7.  Alteration. . . . . . . . . . . . . . . . . . . . . . . . 12
             8.  Assignment by Lessor. . . . . . . . . . . . . . . . . . . 12
             9.  Default by Lessee . . . . . . . . . . . . . . . . . . . . 12
            10.  Non-Waiver. . . . . . . . . . . . . . . . . . . . . . . . 13
            11.  Casualty Insurance. . . . . . . . . . . . . . . . . . . . 13
            12.  Liability Insurance . . . . . . . . . . . . . . . . . . . 13
            13.  Hold Harmless . . . . . . . . . . . . . . . . . . . . . . 13
            14.  Lessee's Use at Its Own Risk. . . . . . . . . . . . . . . 14
            15.  Waiver of Subrogation Rights. . . . . . . . . . . . . . . 14
            16.  Recordation . . . . . . . . . . . . . . . . . . . . . . . 14
            17.  Brokers . . . . . . . . . . . . . . . . . . . . . . . . . 14
            18.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . 14
            19.  Substitution of Space . . . . . . . . . . . . . . . . . . 15
            20.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . 15
            21.  Force Majeure . . . . . . . . . . . . . . . . . . . . . . 15
EXHIBITS
--------
Exhibit A   Legal Description
Exhibit B   Floor Plans (Levels 1, 2, 3, 4, 8 & 9)

SCHEDULES
---------
Schedule 1  Special Air Conditioning and Heating Service/ Sub-Metered
             Electrical
Schedule 2  Construction Work Letter
Schedule 3  Building Rules and Regulations

RIDER
-----
Rider No. 1  Garage Parking
Rider No. 2  Renewal Option
Rider No. 3  Preferential Right of First Refusal
Rider No. 4  Termination Option
Rider No. 5  Schedule of Janitorial Services
Rider No. 6  Lessee's Signage

                             OFFICE LEASE AGREEMENT

     THIS OFFICE LEASE AGREEMENT is made and entered into on this the 14th day of March, 1997, (hereinafter called the "Lease") by and between NOWLIN PARTNERS, A DELAWARE GENERAL PARTNERSHIP whose address for purposes hereof is 9311 San Pedro, Suite 1115, San Antonio, Texas, 78216, (hereinafter called "Lessor") and U.S. LONG DISTANCE, INC., whose address for purposes hereof is 9311 SAN PEDRO, SUITE 100, SAN ANTONIO, TEXAS 78216,(hereinafter called "Lessee").

                               W I T N E S S E T H

                                       I.

     1. PREMISES. Subject to and upon the terms, provisions and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, Lessor does hereby lease, demise and let to Lessee and Lessee does hereby lease and take from Lessor those certain premises (hereinafter called the "Premises") in the building located at 9311 San Pedro, San Antonio, Texas 78216, (herein sometimes called the "Building") constructed or to be constructed by Lessor on a tract of land in the City of San Antonio, Bexar County, Texas (hereinafter sometimes called the "Land"), said Land being more particularly described in Exhibit A attached hereto and made a part hereof, such Premises being more particularly described as Suites #100, 102, 105, 110, 200, 280, 300, 400, 800, 900 as reflected on the floor plans of such Premises
attached hereto and made a part hereof as Exhibit B.   The Premises are
delivered to and accepted by Lessee "AS IS" AND "WITH ALL FAULTS". TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, LESSOR HEREBY DISCLAIMS, AND LESSEE HEREBY WAIVES, ALL IMPLIED WARRANTIES, INCLUDING WARRANTIES OF SUITABILITY, FITNESS FOR PURPOSE, AND QUALITY OF CONSTRUCTION.

The term "Net Rentable Area," as used herein, shall refer to (i) in the case of a single tenancy floor, all floor area measured from the inside surface of the outer glass line (or outer terrace wall) of the Building to the inside surface of the opposite outer glass line (or outer terrace wall) and excluding only the areas ("service areas") used for building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts (which service areas shall be measured from the midpoint of walls enclosing such service areas), but including any such service areas which are for the specific use of the particular Lessee such as special stairs or elevators, plus an allocation of the square footage of the Building's elevator machine rooms, mechanical and electrical rooms, and public lobbies, and (ii) in the case of a floor to be occupied by more than one Lessee, all floor areas within the inside surface of the outer glass walls (or outer terrace walls) enclosing the Premises and measured to the midpoint of the walls separating areas leased by or held for lease to other lessees or from areas devoted to corridors, elevator foyers, restrooms, mechanical rooms, janitor closets, vending areas and other similar facilities for the use of all lessees on the particular floor (hereinafter sometimes called "Common Areas"), but including a proportionate part of the Common Areas located on such floor based upon the proration which the Lessee's rentable space (excluding Common Areas) on such floor bears to the aggregate rentable space (excluding Common Areas) on such floor, plus an allocation of the square footage of the Building's elevator machine rooms, mechanical and electrical rooms, and public lobbies. No deductions from Net Rentable Area shall be made for columns or projections necessary to the Building. The Net Rentable Area in the Premises has been calculated on the basis of the foregoing definition and is hereby stipulated for all purposes hereof to be 83,171 square feet, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Premises for occupancy so long as such work is done substantially in accordance with the terms and provisions hereof.

Lessor and Lessee hereby acknowledge and agree that Lessee's pro rata share of the building shall be deemed to be 34.965% (based on the stipulated amount of the net rentable area of the Premises described above and the building, containing approximately 237,869 square feet of net rentable area).

                                       II.

     1.  TERM.

            (a) Subject to and upon the terms and conditions set forth herein, exhibit, addendum or rider hereto, this Lease shall continue in force for a term of EIGHTY-FOUR (84) months, beginning on the 1ST day of APRIL, 1997 (herein called the "Commencement Date"), and ending on the 31ST day of MARCH, 2004.

            UPON THE FULL EXECUTION OF THIS LEASE AGREEMENT BY BOTH LESSEE AND LESSOR, THE PRECEDING TWO LEASES BETWEEN LESSEE AND LESSOR, DATED A) JULY 1, 1995 (TOGETHER WITH ALL AMENDMENTS AND MODIFICATIONS THERETO) FOR 15,500 SQUARE FEET OF NET RENTABLE AREA, AND B) SEPTEMBER 29, 1988 (TOGETHER WITH ALL TWELVE AMENDMENTS AND MODIFICATIONS THERETO) FOR 67,671 SQUARE FEET OF NET RENTABLE AREA, SHALL BECOME NULL AND VOID IN THEIR ENTIRETY.

            (b) In the event the Premises should not be ready for occupancy by the Commencement Date stated in Paragraph (1a) above for any reason, Lessor shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof, and subject to the provisions contained in Article IV, paragraph 2, or
            Schedule 2, attached hereto, the term of this Lease shall commence at the time that the Premises are ready for occupancy by Lessee.
            For purposes of this Lease, the Premises shall be "ready for occupancy" on the first to occur of (i) the date a certificate of substantial completion of Lessor's initial leasehold construction obligations from Lessor's architect is given to Lessee, (ii) the date Lessee occupies the Premises, or (iii) the date Lessor's substantial completion would have occurred but for delays requested or caused by Lessee. Should the term of this Lease commence on a date other than that specified in Paragraph 1(a) above for any reason, Lessor and Lessee will, at the request if either, execute a declaration specifying the revised Commencement Date if the term of this Lease. In such event, rental under this Lease shall not commence until said revised Commencement Date, and the stated term in this Lease shall thereupon commence and the expiration date shall be revised so as to give effect to the full stated term.

     2. USE. The Premises are to be used and occupied by Lessee solely for the purpose of normal office activities and for no other purpose.

     3. BASE RENTAL. Lessee hereby agrees to pay to Lessor, without offset or deduction, a MONTHLY base rental (herein called "Base Rental"), the total value of the lease being $8,412,747.00, payable as follows:

     April 1, 1997 through March 31, 2004                $100,151.75 per month

The Lessee shall also pay, as additional rent, all such other sums of money as shall become due and payable by Lessee to Lessor under this Lease. The Base Rental, together with any adjustment of rent provided for herein then in effect (including, but not limited to the adjusted Base Rental described in Paragraphs 4(c) and 4(d) of this Article II), shall be due and payable in twelve (12) equal installments on the first day of each calendar month during the initial term of this Lease and any extensions or renewals thereof, and Lessee hereby agrees to pay such rent to Lessor at Lessor's address as provided herein (or such other address as may be designated by Lessor from time to time) monthly in advance without demand, counterclaim or setoff. If the term of this Lease as heretofore described commences on other than the first day of a calendar month or terminates on other than the last day of a calendar month, then the installments of Base Rental for such month or months shall be prorated and the installment or installments so prorated shall be paid in advance. All past due installments of rent, and additional rent, shall bear interest, until paid in full, at the lower rate per annum of: (i) 24% or (ii) the maximum lawful rate; or Lessor, at Lessor's option, may elect to charge a late fee equal to five percent (5%) of the amount of the past due payment.

     4.  ADJUSTMENT TO BASE RENTAL.

            (a) "Basic Cost," as that term is used herein, shall consist of all "Operating Expenses" of the Project (which term for purposes hereof means and includes the Land, together with the Building, the Garage and all other improvements constructed thereon), which shall be computed on the accrual basis and shall consist of all expenditures to maintain all facilities in the operation of the Project and such additional facilities in subsequent years as may be necessary or desirable in the operation of the Project. The term "Operating Expenses" as used herein shall mean all expenses, costs and disbursements (but not replacements of capital investment items except as specifically provided below nor specific costs especially billed to specific lessees) of every kind and nature relating to or incurred or paid in connection with the ownership, management and operation of the Project, including but not limited to, the following:

            1) Wages and salaries of all employees directly engaged in the supervision, operation, maintenance or guard services of the Project, and personnel who may provide traffic control relating to ingress and egress to and from the Project to the adjacent public streets and the costs (based upon fair market rental rates) of a management office in the Project. All taxes, insurance and benefits relating to employees providing these services shall be included.

            2) All supplies, tools, equipment and materials used in the operation and maintenance of the Project.

            3) Cost of all utilities for the Project, including the cost of water and power, heating, lighting, air conditioning and ventilating (excluding those costs billed to specific lessees).

            4) Cost of all maintenance, management and service agreements for the Project and the equipment therein, including guard services, window cleaning, elevator maintenance, landscaping and janitorial service.

            5) Cost of all insurance relating to the Project, including, but not limited to, the cost of casualty, rental abatement and liability insurance applicable to the Project and Lessor's personal property used in connection therewith.

            6) All taxes, assessments and governmental charges with respect to the Project, whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing the Project or by other subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation, including tax consultants, whether or not directly paid by Lessor, excluding however, federal and state taxes on income, death taxes, excess profit taxes, franchise taxes, or any taxes imposed or measured on or by the income of Lessor from the operation of the Project or imposed in connection with any change of ownership of the Building or the Land. It is agreed that Lessee will be responsible for ad valorem taxes on Lessee's personal property and on the value of the leasehold improvements in the Premises to the extent that the same exceed building standard allowances.

            7) Cost of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Lessee or other third parties, and alterations attributable solely to lessees of the Building other than Lessee).

            8) A reasonable amortization charge on account of any capital expenditure incurred to effect a reduction in the operating expenses of the Project or as may be required by governmental authority.

            9) Lessor's central accounting costs and audit fees attributable to the Project.

               10) Legal and professional fees and related costs reasonably incurred in the operation of the Project.

            (b) The "Initial Basic Cost" is stipulated to be the actual "Operating Expense" of the Project incurred in calendar 1997 adjusted to actual occupancy but not less than though the Building was 95% occupied and divided by the net rentable area of the building.

            (c) The term "Actual Basic Cost" shall mean, with respect to each calendar year during the term of this Lease, the actual Basic Cost for said year computed in accordance with the provisions of Paragraph 4(a) of this Article II. The term "Lessee's Share of Actual Basic Cost" shall mean, with respect to any calendar year, the Actual Basic Cost for such year multiplied times a fraction, the numerator of which is the Net Rentable Area of the Premises and the denominator of which is one hundred percent (100%) of the total Net Rentable Area of office space leased and held for lease in the Building. Lessor shall, within a period of one hundred fifty (150) days (or as soon thereafter as possible) after the end of each calendar year of the term of this Lease, provide Lessee a statement itemized in reasonable detail, showing the Actual Basic Cost for such year and a comparison (based thereon) of the Initial Basic Cost with Lessee's Share of the Actual Basic Cost for such year. If Lessee's Share of Actual Basic Cost for such year is greater than the Initial Basic Cost, Lessee shall pay to Lessor within thirty
            (30) days after Lessee's receipt of such statement the amount of such excess. If Lessee's Share of Actual Basic Cost for any year is less than the Initial Basic Cost, Lessee shall not receive any credit for or be paid the amount of such difference. Any sums payable under this Paragraph 4(c) of Article II shall be deemed additional rent.

            (d) For each calendar year during the term of this Lease following the calendar year in which the commencement of the term of this Lease occurs, prior to January 1 of each such year or as soon thereafter as practical, Lessor shall provide Lessee in writing a comparison of the Initial Basic Cost with the projected Lessee's Share of Actual Basic Cost with respect to such succeeding calendar year, and thereafter Lessee shall pay an adjusted Base Rental for such succeeding calendar year which shall include an appropriate amount on account of the excess of such projected Lessee's Share of Actual Basic Cost over the Initial Basic Cost. Lessor shall, within a period of one hundred fifty (150) days (or as soon thereafter as possible) after the close of each calendar year, provide Lessee a statement itemized in reasonable detail, showing the Actual Basic Cost for such year and a calculation (based thereon) of Lessee's Share of Actual Basic Cost for such year. If Lessee's Share of Actual Basic Cost for such year is greater than the projected amount theretofore paid by Lessee for such year, Lessee shall pay to Lessor within thirty (30) days after Lessee's receipt of the statement the amount of such excess. However, if Lessee's Share of Actual Basic Cost for such year is less than the projected amount theretofore paid by Lessee for such year, Lessor shall pay to Lessee within thirty (30) days after Lessee's receipt of the statement the amount of such overpayment. Any sums payable by Lessee to Lessor under this Paragraph 4(d) of Article II shall be deemed additional rent.

            (e) Should this Lease commence or terminate at any time other than the first day of a calendar year, Lessee's Share of Actual Basic Cost referred to in Paragraphs 4(c) and 4(d) of this Article shall be calculated only for the commencement or termination year by multiplying each such amount, respectively, by a fraction, the numerator of which shall be the number of days of the Lease term during the commencement or termination year, as the case may be, and the denominator of which shall be 365.

            (f) Notwithstanding any other provision herein to the contrary, it is agreed that in the event the Building is not fully occupied during any calendar year or in the event the entire Building is not provided with building standard services during any calendar year, an adjustment shall be made in computing the Actual Basic Cost for such year as though the Building had been fully occupied during such year and as though the entire Building had been provided with building standard services during such year.

            (g) Lessee at its expense shall have the right at any reasonable time within six (6) months after the end of a calendar year to audit Lessor's books and records relating to Operating Expenses for any calendar year for which additional rental payments become due; or at Lessor's sole discretion Lessor will provide such audit prepared by a certified public accountant.

     5. SECURITY DEPOSIT. Upon the execution of this Lease, Lessee agrees to pay N/A ($ -0- ), representing one month of Base Rental due under this Lease for the first month of the term of this Lease and a security deposit of TEN THOUSAND AND NO/100 DOLLARS ($10,000.00) SHALL BE TRANSFERRED AND CARRIED FORWARD FROM LESSEE'S PREVIOUS LEASE WITH LESSOR DATED SEPTEMBER 29, 1988 AND SHALL BE HELD BY LESSOR as security for the faithful performance and observance by Lessee of the terms, provisions, and conditions of this Lease. It is agreed that in the event Lessee defaults in respect to any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of rent, Lessor may at Lessor's option use, apply or retain the whole or any part of the security deposit to the extent required for the payment of any rent or any other sum as to which Lessee is in default or for any sum which Lessor may expend or may be required to expend by reason of Lessee's default in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, damages, costs or deficiency in rental suffered in the re-letting of the Premises, whether such damages, costs or deficiency accrue before, during or after re-entry pursuant to judicial process or other means. In the event all or any part of the security deposit is applied toward payment of an obligation or liability of Lessee as described above, Lessee shall, within ten (10) days after request therefor by Lessor, again pay Lessor as a security deposit an amount equal to any amount so applied, so that the security deposit shall equal its original amount. In the event that Lessee shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security deposit shall be returned to Lessee, without interest, within thirty
(30) days after the termination of the Lease (provided such termination is not the result of a default by Lessee) and after delivery of possession of the Premises to Lessor and payment of all sums due to Lessor. In the event of a sale or lease of the Building, Lessor shall have the right to transfer the security deposit to the vendee or lessee, and Lessor upon said transfer is hereby released by Lessee from all liability for the return of such security deposit; and Lessee agrees to look solely to the new Lessor for the return of such security deposit, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security deposit to a new lessor.

                                      III.

     Lessor and Lessee covenant and agree as follows:

     1. PUBLIC UTILITY SERVICES. Lessor shall use reasonable efforts to cause public utilities to furnish the electricity and water utilized in operating any and all facilities serving the Premises.

     2. SERVICES TO BE FURNISHED BY LESSOR. Lessor shall use reasonable efforts to furnish Lessee while occupying the Premises:

            (a) Hot and cold water at those points of supply provided for general use of other lessees in the Building, central heat and air conditioning in season, at such temperatures and in such amounts as are considered by Lessor to be standard, but such service at times during week days other than normal business hours for the Building, on Saturday afternoons, Sunday and holidays to be furnished only upon the request of Lessee, who shall bear the entire cost thereof as provided in Schedule 1 attached hereto and made a part hereof; routine maintenance and electric lighting service for all public areas and special service areas of the Building in the manner and to the extent deemed by Lessor to be standard.

            (b) Janitor service on a five (5) day week basis, exclusive of holidays; provided, however, if Lessee's floor coverings or other improvements are other than building standard, Lessee shall pay the additional cleaning cost attributable thereto as additional rent within ten (10) days after presentation of a statement therefor by Lessor.

            (c) Personnel or equipment to maintain reasonable control for the Building; provided, however, Lessor shall have no responsibility to prevent, and shall not be liable to Lessee for and shall be indemnified by Lessee against liability or loss to Lessee, its agents, employees and visitors arising out of, losses due to theft, burglary or damage or injury to persons or property caused by persons gaining access to the Building or the Premises.

            (d) Electrical facilities to furnish sufficient power for typewriters, voice writers, calculating machines, photocopying machines and other machines of similar low electrical consumption; but not including electricity required for electronic data processing equipment, special lighting in excess of building standard, or any other item of electrical equipment (whether listed above or not) which (singly) consumes more than 0.5 kilowatts per hour at rated capacity or requires a voltage other than 120 volts single phase; and provided that if the installation or operation of said electrical equipment requires additional air conditioning capacity above that provided by the building standard system, then the additional air conditioning installation and operating costs will be the obligation of Lessee.

            (e) All building standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in public areas, toilet and restroom areas and stairwells.

            (f)  Non-exclusive elevator service to the Premises.

            Failure by Lessor to any extent to furnish the services described in Paragraphs 1 and 2 of this Article III, or any cessation thereof, resulting from causes beyond the reasonable control of Lessor shall not render Lessor liable in any respect for damages to either person or property, nor be construed as an eviction of Lessee nor work an abatement of rent, nor relieve Lessee from fulfillment of any covenant or agreement hereof. Should any of Lessor's equipment or machinery break down, or for any cause cease to function properly, Lessee shall have no claim for rebate of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom; provided, however, Lessor agrees to use reasonable efforts to promptly repair said equipment or machinery and to restore said services.


     3. KEYS AND LOCKS. Lessor shall furnish Lessee with two (2) keys for the lock on each building corridor door entering the Premises. Additional keys will be furnished at a charge by Lessor on an order signed by Lessee or Lessee's authorized representative. All such keys shall remain the property of Lessor. No additional locks shall be allowed on any door of the Premises without Lessor's permission, and Lessee shall not make, or permit to be made any duplicate keys, except those furnished by Lessor. Upon termination of the Lease, Lessee shall surrender to Lessor all keys of the Premises, and give to Lessor the explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, in the Premises; provided, however, Lessee shall place no safes, safe cabinets or vaults within the Premises without the prior written consent of Lessor.

     4. GRAPHICS. Lessor shall provide and install, at Lessors cost, all letters or numerals on entrance doors to the Premises; all such letters and numerals shall be in the building standard graphics, and no others shall be used or permitted on the exterior of, or which may be visible from outside of the Premises.

     5. PEACEFUL ENJOYMENT. Lessor covenants that Lessee shall, and may peacefully have, hold and enjoy the Premises, subject to the other terms hereof, provided that Lessee pays the rental and other sums herein recited to be paid by Lessee and performs all of Lessee's covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Lessor contained in this Lease shall be binding upon Lessor and its successors only with respect to breaches occurring during its and their respective ownership of the Lessor's interest hereunder.

     6. LIMITATION OF LESSOR'S PERSONAL LIABILITY. Lessee specifically agrees to look solely to Lessor's interest in the Building for the recovery of any judgement from Lessor, it being agreed that Lessor shall never be personally liable for any such judgement. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Lessee might otherwise have to obtain injunctive relief against Lessor or Lessor's successors in interest or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Lessor.

                                       IV.

     Lessee and Lessor further covenant and agree as follows:

     1. PAYMENTS BY LESSEE. Lessee shall pay all rent and sums provided to be paid to Lessor hereunder at the times and in the manner herein provided, without demand, counterclaim or set off.

     2. LEASEHOLD IMPROVEMENTS. The Premises are delivered to and accepted by Lessee "AS IS" AND "WITH ALL FAULTS". Leasehold improvements required by Lessee shall be at Lessee's sole cost and expense and shall be in accordance with the attached Schedule 2.

     3. REPAIRS BY LESSOR. Unless otherwise stipulated herein, Lessor shall not be required to make any improvements to or repairs of any kind or character on the Premises during the term of this Lease. Non-building standard leasehold improvements will, at Lessee's written request, be maintained by Lessor at Lessee's expense, at a cost or charge equal to the costs incurred in such maintenance plus an additional charge of fifteen percent (15%) to cover overhead.

     4. REPAIRS BY LESSEE. Lessee shall, at its own cost and expense, repair or replace any damage or injury done to the Project or the Premises, or any part thereof, caused by Lessee or Lessee's agents, employees, invitees or visitors; provided, however, that, at Lessor's option, all repairs to the Project (other than the Premises) shall be made by Lessor at Lessee's expense at a cost equal to the cost incurred by Lessor plus a charge of fifteen percent (15%) to cover overhead. If Lessee fails to promptly make such repairs or replacements to the Premises, Lessor may, at its option, make such repairs or replacements, and Lessee shall repay to Lessor on demand the cost thereof, (plus a charge of fifteen percent (15%) to cover Lessor's overhead in making said repairs or replacements).

     5. CARE OF THE PREMISES. Lessee shall not commit or allow any waste or damage to be committed on any portion of the Premises, and at the termination of this Lease, by lapse of time or otherwise, shall deliver up the Premises to Lessor in as good condition as at the date of possession by Lessee, ordinary wear and tear excepted, and upon such termination of this Lease, Lessor shall have the right to re-enter and resume possession of the Premises.

     6. ASSIGNMENT OR SUBLEASE. In the event Lessee should desire to assign this Lease or sublet the Premises or any part thereof (including a mortgage of Lessee's interest herein), Lessee shall give Lessor written notice of such desire (and the proposed effective date thereof), together with sufficient information to allow Lessor to approve the proposed assignee or sublessee based upon the criteria set forth below, at least sixty (60) days in advance of the date on which Lessee desires to make such assignment or sublease. Lessor shall then have a period of thirty (30) days following receipt of such notice and information within which to notify Lessee in writing that Lessor elects either
(ii) to permit Lessee to
assign this Lease or sublet such space, or (iii) to refuse to consent to Lessee's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Premises. Options (i) and (ii) may be exercised by Lessor as determined by Lessor in its sole and unreviewable discretion. Regarding option (iii), Lessor's approval of the proposed assignee or sublessee shall not be unreasonably withheld if:

            (a) the proposed assignee or sublessee is engaged in a business which is in keeping with the then standards of the Building;

            (b) the proposed assignee or sublessee is a respectable party of substantial financial worth and Lessee shall have provided Lessor with proof thereof;

            (c) Lessee shall remain primarily liable under this Lease;

            (d) the occupancy by the proposed assignee or sublessee will not create unreasonable elevator loads or otherwise interfere with standard building operations; and

            (e) Lessee enters into a written agreement with Lessor whereby it is agreed that any profit realized by Lessee as a result of said sublease or assignment (that is, after deducting all of Lessee's costs associated therewith, including reasonable brokerage fees and the reasonable cost of remodeling or otherwise improving the Premises for said assignee or sublessee) shall be payable to Lessor as it accrues as additional rent hereunder. If Lessor, consistent with the foregoing, does not approve the proposed assignee or sublessee and does not terminate this Lease, then the proposed assignment or sublease will be void. If Lessor should fail to notify Lessee in writing of its election to terminate the Lease or to approve or disapprove the proposed assignee or sublessee within said thirty (30) day period, Lessor shall be deemed to have elected option (iii) above. If Lessee is a corporation and if the parties that own a majority of its voting shares at the time of the execution of this Lease cease for any reason, including merger, consolidation or other reorganization involving another corporation, to own a majority of such shares (except as the result of transfers by gift, bequest or inheritance to or for the benefit of members of the immediate family of the majority shareholder or shareholders), such transaction shall constitute an assignment subject to the provisions hereof. Stock ownership shall be determined in accordance with the principles set forth in Section 544 of the Internal Revenue Code of 1954, as the same existed on August 16, 1954, and the term "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation. Similarly, if Lessee is a partnership, any transfer (or conversion to limited partnership interests) of any general partnership interests in Lessee shall constitute an assignment subject to the provisions hereof. No assignment or subletting by Lessee shall relieve Lessee of any obligation under this Lease. Any attempted assignment or sublease by Lessee in violation of the terms and covenants of this Paragraph 6 shall be void.

     IN THE EVENT THAT LESSEE ENTERS INTO A SUBLEASE AGREEMENT WITH NORWOOD PROMOTIONAL PRODUCTS, INC. ("SUBLESSEE") WITHIN NINETY (90) DAYS FROM THE FULL EXECUTION OF THIS LEASE AGREEMENT BETWEEN LESSOR AND LESSEE, THEN LESSOR GRANTS LESSEE PERMISSION TO SUBLEASE SUITE 900 (CONSISTING OF APPROXIMATELY 7,986 RENTABLE SQUARE FEET) TO SUBLESSEE FOR A PERIOD OF FIVE (5) YEARS AT AN ANNUAL BASE RENTAL RATE OF $13.50 WITH NO LEASEHOLD IMPROVEMENT ALLOWANCE. HOWEVER, LESSEE AND SUBLESSEE AGREE THAT ALL FINAL PLANS AND SPECIFICATIONS FOR ANY AND ALL LEASEHOLD IMPROVEMENTS SHALL HAVE LESSOR'S PRIOR WRITTEN APPROVAL AND THAT ALL RELATED CONSTRUCTION SHALL BE COORDINATED THROUGH THE BUILDING MANAGEMENT OFFICE PRIOR TO THE COMMENCEMENT OF ALL CONSTRUCTION OF LEASEHOLD IMPROVEMENTS.

     7. ALTERATIONS, ADDITIONS, IMPROVEMENTS. Lessee shall not permit the Premises to be used for any purpose other than that stated in the use clause hereof, or make or allow to be made any alterations or physical additions in or to the Premises, or place signs on the Premises which are visible from outside the Premises, without first obtaining the written consent of Lessor. Any and all such alterations, physical additions, or improvements, when made to the Premises by Lessee, shall at once become the property of Lessor and shall be surrendered to Lessor upon termination of this Lease by lapse of time or otherwise; provided, however, that, if no default by Lessee exists, then this provision shall not apply to movable equipment or furniture owned by Lessee. Lessee shall not permit any mechanic's lien to be filed against the Building, and shall immediately discharge any such liens relating to Lessee's alterations or additions.

     8. LEGAL USE AND VIOLATIONS OF INSURANCE COVERAGE. Lessee shall not occupy or use, or permit any portion of the Premises to be occupied or used, for any business or purpose which is unlawful, disreputable or deemed to be extra-hazardous on account of fire or other hazards, or permit anything to be done which would in any way increase the rate of fire or liability or any other insurance coverage on the Building and/or its contents.

     9. LAWS AND REGULATIONS; RULES OF BUILDING. Lessee shall comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) relating to the use, condition or occupancy of the Premises. Lessee will comply with the rules of the Building adopted and altered by Lessor from time to time for the safety, care and cleanliness of the Premises and Building and for preservation of good order therein, all of which will be sent by Lessor to Lessee in writing and shall be thereafter carried out and observed by Lessee. Initial rules of the Building are attached hereto as Schedule 3.

     10. ENTRY FOR REPAIRS AND INSPECTION. Lessee shall permit Lessor or its agents or representatives to enter into and upon any part of the Premises at all reasonable hours to inspect the same, clean or make repairs, alterations or additions thereto, as Lessor may deem necessary or desirable, and Lessee shall not be entitled to any abatement or reduction of rent by reason thereof nor shall such be an eviction of Lessee.

     11. NUISANCE. Lessee shall conduct its business and control its agents, employees, invitees and visitors in such manner as not to create any nuisance or interfere with, annoy or disturb any other lessee or Lessor in its operations of the Building.

     12. SUBORDINATION TO MORTGAGE. Lessee hereby subordinates this lease to any mortgage or deed of trust which may now or hereafter encumber the Building and/or the Land and to all renewals, modifications, consolidations, replacements and extensions thereof. In the event of the enforcement by the mortgagee, trustee or the beneficiary under any such mortgage or deed of trust of the remedies provided for by law or by such mortgage or deed of trust, Lessee will, upon request of any person or party succeeding to the interest of Lessor as a result of such enforcement, automatically become the Lessee of such successor in interest without change in the terms or provisions of the Lease; provided, however, that such successor in interest shall not be (i) liable for any act or omission of any prior lessor, (ii) subject to any offsets or defenses which Lessee may have against any prior lessor, (iii) bound by any payment of rent or additional rent for more than one month in advance except prepayments in the nature of security for the performance by Lessee of its obligations under this Lease, or (iv) bound by any amendment or modification of this Lease made after such successor in interest acquires its interest in this Lease, unless such amendment or modification is made with the written consent of such mortgagee, trustee or such beneficiary or such successor in interest. Upon request by such beneficiary or such successor in interest, Lessee shall execute and deliver an instrument or instruments confirming the attornment herein provided for. Notwithstanding anything contained in this Lease to the contrary, in the event of any default by Lessor in performing its covenants or obligations hereunder which would give Lessee the right to terminate this Lease, Lessee shall not exercise such right unless and until (i) Lessee gives written notice of such default (which notice shall specify the exact nature of said default and how the same may be cured) to the holder(s) of any mortgage or deed of trust encumbering the Building and/or the Land who had theretofore notified Lessee in writing of its interest and the address to which notices are to be sent, and (ii) said holder(s) fails to cure or cause to be cured said default within thirty (30) days from the giving of such notice by Lessee. The provisions of Paragraph 17 of

Article V shall govern the manner and effective date of any notice to be given by Lessee to any such holder(s).

     LESSEE SHALL NOT BE DISTURBED IN ITS POSSESSION OF THE DEMISED PREMISES, PROVIDED THAT LESSEE IS NOT, AT THE TIME OF SUCH TERMINATION OR FORECLOSURE AS THE CASE MAY BE, IN DEFAULT UNDER THIS LEASE BEYOND APPLICABLE GRACE AND NOTICE PERIODS. LESSEE AGREES TO ATTORN TO ANY SUCH LESSOR OR HOLDER (AND TO THEIR RESPECTIVE SUCCESSORS IN INTEREST INCLUDING ANY PURCHASER AT A FORECLOSURE SALE) FROM WHOM LESSEE SHALL HAVE RECEIVED SUCH AN AGREEMENT AS AFORESAID.

     13. ESTOPPEL CERTIFICATES. Lessee agrees within ten (10) days following request by Lessor (i) to execute and deliver to Lessor any documents (including an estoppel certificate which, without limitation (a) certifies that this Lease is unmodified and in full force and effect and the date to which the rent and other charges are paid in advance, if any, and (b) acknowledges that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or so specifying such defaults, if any, as are claimed), evidencing the status of the Lease as may be required either by a lender making a loan to Lessor to be secured by a deed of trust or mortgage covering the Premises or a potential purchaser of the Premises from Lessor and (ii) to deliver to Lessor current financial statements of Lessee (with an opinion by a certified public accountant, if required by Lessor), including a balance sheet and a profit and loss statement for at lease two (2) years, all prepared in accordance with generally accepted accounting principles consistently applied. Lessee's failure to deliver an estoppel certificate within such time shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that to Lessee's knowledge there are no uncured defaults in Lessor's performance, (iii) that no rent has been paid in advance except as set forth in this Lease, and (iv) that Lessee agrees to all requested attornment and notice provisions. Failure to deliver an estoppel certificate or any other item to be delivered by Lessee pursuant to this paragraph shall constitute a material default of Lessee under this Lease.

                                       V.
     Lessor and Lessee additionally mutually covenant and agree as follows:

     1. CONDEMNATION AND LOSS OR DAMAGE. If the whole or substantially the whole of the Building or the Premises should be taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain or should be sold to the condemning authority in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Building or the Premises is thus taken or sold, Lessor (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Lessee within sixty (60) days after Lessor receives notice of such taking, in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority. If upon any such taking or sale of less than the whole or substantially the whole of the Building or the Premises this Lease shall not be thus terminated, the Basic Rental payable hereunder shall be diminished based upon the area of the Premises, if any, which was so taken or sold; and Lessor shall, at Lessor's sole expense, restore and reconstruct the Building and the Premises to substantially their former condition to the extent that the same, in Lessor's judgement, may be feasible, but such work shall not exceed the scope of the work done by Lessor in originally constructing the Building and installing building standard items in the Premises, nor shall Lessor in any event be required to spend for such work an amount in excess of the amount received by Lessor as compensation awarded upon a taking of any part or all of the Building or the Premises. All proceeds payable as a lump sum from any taking or condemnation of the Premises shall belong and be paid to Lessor. Nothing contained herein shall prevent Lessee from seeking a separate award from the condemning authority.

     2. DAMAGES FROM CERTAIN CAUSES. Lessor shall not be liable or responsible to Lessee for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or any cause beyond Lessor's control, or for any damage or inconvenience which may arise through repair, failure to repair or alteration of any part of the Project.

     4. HOLDING OVER. In the event of holding over by Lessee after expiration or termination of this Lease without the written consent of Lessor, Lessee shall pay as liquidated damages ONE AND ONE HALF (1 1/2) TIMES THE rent for the entire holdover period. No holding over by Lessee after the term of this Lease shall be construed to extend the Lease; in the event of any unauthorized holding over, Lessee shall also indemnify Lessor against all claims for damages by any other lessee to whom Lessor may have leased all or any part of the Premises effective upon the termination of this Lease. Any holding over with the consent of Lessor in writing shall thereafter constitute this Lease a lease from month to month.

     5. FIRE CLAUSE. In the event of a fire or other casualty in the Premises, Lessee shall immediately give notice thereof to Lessor. If the Premises through no fault or neglect of Lessee, its agents or employees shall be partially destroyed by fire or other casualty so as to render the Premises untenantable in whole or in part, the rental provided for herein shall abate thereafter as to the portion of the Premises rendered untenantable until such time as the Premises are made tenantable as determined by Lessor and Lessor shall, upon receipt of insurance proceeds, commence and prosecute such repair work promptly and with all due diligence; provided, however, in the event such destruction results in the Premises being untenantable in whole or in substantial part for a period reasonably estimated by a responsible contractor selected by Lessor to be six (6) months or longer after Lessor's insurance settlement, or in the event of total or substantial damage or destruction of the Building from any cause and if Lessor shall decide not to rebuild, then all rent owed up to the time of such destruction or termination shall be paid by Lessee and thenceforth this Lease shall cease and terminate. Lessor shall give Lessee written notice of its decisions, estimates or elections under this Paragraph 5, Lessor shall only be obligated to restore or rebuild the Premises to a building standard condition; provided, however, Lessee shall have the right to cause Lessor to rebuild or restore the Premises to the condition they were in prior to such damage or destruction, in which event Lessee shall bear the cost of such restoration or rebuilding to the extent the same exceeds the costs Lessor would have incurred had only building standard improvements been used; provided, as a condition precedent to commencement of construction, Lessor may, at its option, require Lessee to PREPAY the construction costs in excess of those costs necessary to complete the Premises to building standard condition or provide evidence satisfactory to Lessor of Lessee's ability to pay such costs. Notwithstanding anything to the contrary in this Lease, if the holder of any debt secured by a lien on the Building or Premises requires insurance proceeds to be applied to that debt, then Lessor may terminate this Lease on written notice to Lessee, whereupon all further rights and obligations of each party shall terminate.

     6. ATTORNEY'S FEES. In the event either party defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and the other party places the enforcement of this Lease, or any part thereof, or the collection of any rent due, or to be come due, hereunder or recovery of the possession of the Premises, in the hands of an attorney, the defaulting party agrees to pay the other party's reasonable attorney's fees.

     7. ALTERATION. This Lease may not be altered, changed or amended, except by an instrument in writing signed by both parties hereto.

     8. ASSIGNMENT BY LESSOR. Lessor shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building, the Land and all property referred to herein, and in such event and upon such transfer (any such transferee to have the benefit of, and be subject to, the provisions of Paragraphs 5 and 6 of Article III hereof) no further liability or obligation shall thereafter accrue against Lessor hereunder.

     9. DEFAULT BY LESSEE. If default shall be made in the payment of any sum to be paid by Lessee under this Lease and such default shall continue for five
(5) days, or default shall be made in the performance of any of the other covenants or conditions which Lessee is required to observe and to perform and such default shall be made in the performance of any of the other covenants or conditions which Lessee is required to observe and to perform and such default shall continue for fifteen (15) days after written notice to Lessee, or if Lessee abandons a substantial part of the Premises, or if the interest of Lessee under this Lease shall be levied on under execution or other legal process, or if any petition shall be filed by or against Lessee to declare Lessee bankrupt or to delay, reduce or modify Lessee's debts or obligations, or if any petition shall be filed or other legal action brought to force reorganization or modification of Lessee's capital structure, or if Lessee be declared insolvent according to law, or if any assignment of Lessee's property shall be made for the benefit of creditors, or if a receiver or trustee is appointed for Lessee or its property, or if Lessee shall abandon the Premises during the term of this Lease or any renewals or extensions thereof, or if Lessee be a corporation and Lessee shall cease to exist as a corporation in good standing in the state of its incorporation or if Lessee be a partnership or other entity and Lessee shall be dissolved, terminated or liquidated, then Lessor may treat the occurrence of any one or more of the foregoing events as a breach of this Lease (provided that no such levy, execution, legal process or petition filed against Lessee shall constitute a breach of this Lease if Lessee shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within thirty (30) days from the date of its creation, service or filing) and thereupon, at Lessor's option, Lessor may have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity, Lessor's rights and remedies being cumulative.

            (a) Lessor may terminate this Lease and forthwith repossess the Premises and be entitled to recover forthwith as damages a sum of money equal to the total of (i) the cost of recovering the Premises,
            (ii) the unpaid rent earned at the time of termination, plus interest thereon from the due date at the lower rate per annum of 18% or the highest lawful rate, (iii) the present value (discounted at the rate of eight percent [8%] per annum) of the balance of the rent for the remainder of the term and (iv) any other sum of money and damages owed by Lessee to Lessor.

            (b) Lessor may terminate Lessee's right of possession (but not this Lease) and may repossess the Premises by forcible entry or detainer suit or otherwise, without demand or notice of any kind to Lessee and without terminating this Lease, in which event Lessor may, but shall be under no obligation to do so, relet the same for the account of Lessee for such rent and upon such terms as shall be satisfactory to Lessor. Lessee will pay to Lessor all costs of Lessor including reasonable attorney's fees and court costs in recovering the Premises. Lessor is authorized to decorate or to make any repairs, changes, alterations or additions in or to the Premises that may be necessary for the purpose of reletting the Premises. While the Premises are not relet, Lessee will pay to Lessor as damages the unpaid Base Rental and all other additional rent due under the Lease as the rent becomes due. If and when the Leased Premises are relet, Lessee will pay to Lessor as damages the unpaid Base Rental and all other additional rent due under the Lease as the rent becomes due, the cost of the decoration, repair, change, alteration or additions in and to the

            Premises required for the reletting and the cost of the collection of the rent accruing from the reletting and the cost of broker's commissions associated with reletting, less the amount of rent realized by Lessor from the reletting. Lessee agrees that Lessor may file suit to recover any sums due under this subparagraph from time to time and that no delivery to or recovery by Lessor of any portion due Lessor hereunder shall be construed as an election on the part of Lessor to terminate this Lease unless a written notice of such intention is given by Lessor to Lessee. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach.

     10. NON-WAIVER. Failure by either party to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but said party shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either in law or in equity.

     11. CASUALTY INSURANCE. Lessor shall maintain fire and extended coverage insurance on the portion of the Building constructed by Lessor, including building standard leasehold improvements and any additions and improvements by Lessee which are required to be made by Lessee by this Lease and which have become or are to become the property of Lessor upon vacation of the Premises by Lessee. Said insurance shall be maintained with an insurance company authorized to do business in Texas, in amounts desired by Lessor and at the expense of Lessor and payments for losses thereunder shall be made solely to Lessor.
Lessee shall maintain at its expense fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Premises and on its non-building standard leasehold improvements and all additions and improvements made by Lessee and not required to be insured by Lessor above. Without limiting Lessor's remedies with respect to a violation of
Article IV, Paragraph 8, if the annual premiums to be paid by Lessor for any such insurance shall exceed the rates they would otherwise be because Lessee's operation, contents of the Premises or improvements with respect to the Premises beyond building standard, result in extra-hazardous exposure, Lessee shall promptly pay the excess amount of the premium upon request by Lessor.

     12. LIABILITY INSURANCE. Lessor and Lessee shall each, at their respective expense, maintain a policy or policies of comprehensive general liability insurance with the premiums thereon fully paid on or before the due dates, issued by and binding upon some solvent insurance company, such insurance to afford minimum protection (which may be affected by primary and/or excess coverage) of not less than $1,000,000 in respect of personal injury or death in respect of any one occurrence and of not less than $500,000 for property damage in any one occurrence. At least ten (10) days before the commencement of the term of this Lease, Lessee shall deliver to Lessor certificates evidencing the insurance required herein, which certificates shall evidence that Lessor has been named an additional insured and shall contain the obligation from the insurer to give Lessor at least ten (10) days written notice prior to cancelling or materially changing the insurance.

     13. HOLD HARMLESS. Lessor shall not be liable to Lessee, or to Lessee's agents, servants, employees, customers or invitees for any damage to person or property caused by any act, omission or neglect of Lessee, its agents, servants or employees, and Lessee agrees to indemnify and hold Lessor harmless from all liability and claims for any such damage or injury. Except as expressly provided herein, Lessee shall not be liable to Lessor, or to Lessor's agents, servants, employees, customers or invitees for any damage to person or property caused by any act, omission or neglect of Lessor, its agents, servants or employees, and Lessor agrees to indemnify and hold Lessee harmless from all claims for such damage.

     14. LESSEE'S USE AT ITS OWN RISK. Neither Lessor nor its agents shall be liable for any damage to property at Lessee or of others entrusted to employees of the building, or for any loss of or damage to any property of Lessee by theft or otherwise. Neither property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, or snow or leaks from any part of the building or from the pipes, appliances, or plumbing works or from the roof, street, or subsurface or from any other place or by the dampness or by any other cause of whatsoever nature, unless caused by or due to gross negligence of Lessor, its agents, servants, or employees; nor shall Lessor or its agents be liable for any such damage caused by operations in construction of any private, public, or quasi-public work; nor shall Lessor be liable for any latent defect in the premises and other facilities of the building at its own risk and hereby releases Lessor, its agents and employees, from all claims for any damage or injury to the full extent permitted by law.

     15. WAIVER OF SUBROGATION RIGHTS. Anything in this Lease to the contrary notwithstanding, Lessor and Lessee each hereby waives any and all rights of recovery, claim, action or cause of action, against the other, its agents, officers or employees, for any loss or damage that may occur to the Premises or the Building, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies referred to in Article V, Paragraph 11 hereof, regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, and covenants that no insurer shall hold any right of subrogation against such other party. These respective waivers of subrogation will be in effect only so long as the insured's right to recovery under the applicable policy is not affected by the waiver of subrogation. Clauses specifying that waiver of subrogation will not affect the right of the insured to recover under the policy will be obtained by the parties whenever possible.

     16. RECORDATION. Lessee shall not record this Lease, or any other document relating to this Lease, without the prior written consent of Lessor.

     17. BROKERS. Lessee warrants that it has had no dealing with any broker or agent in connection with the negotiation or execution of this Lease other than THE PINNACLE GROUP and Lessor's broker (SOUTHWEST REALTY MANAGEMENT, INC.) for the Building. In the event any agent or broker other than THE PINNACLE GROUP or Lessor's broker for the Building, shall make a claim for a commission or fee, Lessee shall be responsible for payment thereof and hereby indemnifies and holds Lessor harmless from such claim for commission or fees.

     18. NOTICES. Any notice or other communications to Lessor or Lessee required or permitted to be given under this Lease (and copies of the same to be given to Lessor's mortgagees as below described) must be in writing and shall be effectively given if delivered to the addresses for Lessor and Lessee stated above or if sent by United States Mail, certified or registered, return receipt requested, to said addresses. Any notice mailed shall be deemed to have been given on the second day (exclusive of Saturday, Sunday and postal holidays) following the date of deposit of such item in a depository of the United States Postal Service. Notice effected other than by mail shall be deemed to have been given at the time of actual delivery. Either party shall have the right to change its address to which notices shall thereafter be sent by giving the other notice thereof. Additionally, Lessee shall send copies of all notices required or permitted to be given to Lessor to any holder of a mortgage or deed of trust encumbering the Building and/or the Land who notifies Lessee in writing of its interest and the address to which notices are to be sent.

LESSOR:                                LESSEE:
-------                                -------
Nowlin Partners                        U.S. Long Distance, Inc.
9311 San Pedro, Suite 1115             9311 San Pedro, Suite 100
San Antonio, TX  78216                 San Antonio, Texas  78216
ATTN:  Building Manager                ATTN:  Audie Long

     20.  MISCELLANEOUS.

            (a) Entire Agreement; Amendments; Binding Effect. This Lease contains the entire agreement between the parties and may not be altered, changed or amended, except by instrument in writing signed by both parties hereto. No provision of this Lease shall be deemed to have been waived by Lessor unless such waiver be in writing signed by Lessor and addressed to Lessee, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or lessen the right of Lessor to insist upon the performance by Lessee in strict accordance with the terms hereof. No payment by Lessee or receipt by Lessor of a lesser amount than the Monthly Rental Instalment, or additional rental, which may then be due under this Lease shall be deemed to be other than on account of the earliest rent due hereunder, nor shall statement or endorsement on any check or in any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Lessor may accept such check for payment without prejudice to Lessor's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

            (b) This Lease shall be binding upon and inure to the benefit of the successors and assigns of Lessor, and shall be binding upon and inure to the benefit of Lessee, its successors, and, to the extent assignment may be approved by Lessor hereunder, Lessee's assigns. The pronouns of any gender shall include the other genders, and either the singular or the plural shall include the other.

            (c)  This lease is subject to the approval by the Building Lender.

     21. FORCE MAJEURE. Events of "Force Majeure" shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental law, regulations or restrictions and any other cause whatsoever that is beyond the control of Lessor. Whenever a period of time is herein prescribed for the taking of any action by Lessor, Lessor shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays to events of Force Majeure.



     This Lease is declared to be a Texas contract, and all of the terms thereof shall be construed according to the laws of the State of Texas.



     The terms and provisions of Exhibits "A" & "B", Schedules 1, 2, & 3 and Rider(s) 1, 2, 3, 4, 5 & 6 attached hereto are hereby made a part hereof for all purposes.

     IN TESTIMONY WHEREOF, the parties hereto have executed this Lease as of the date aforesaid.

LESSOR:
   NOWLIN PARTNERS
   a Delaware General Partnership

        By:  SAN ANTONIO PROPERTIES, L.P.
             Delaware Limited Partnership
             General Partner

             By:  NOWLIN PROPERTIES, INC.
                  Delaware Corporation
                  General Partner

                  By: [ILLEGIBLE]
                      --------------------------

LESSEE:
   U.S. LONG DISTANCE, INC.

        By:    /s/ LARRY M. JAMES
              ----------------------------------
        Name:  Larry M. James
              ----------------------------------
        Title: President & CEO
              ----------------------------------

                                    EXHIBIT A
                                LEGAL DESCRIPTION




                  3.33 acres including all of the land known as

                 Lot 57, Block 5, NCB 11715, Nowlin Subdivision,

               City of San Antonio, Bexar County Texas, according

                   to Plat recorded in Volume 9515, Page 179.

                                    EXHIBIT B
                              FLOOR PLAN - LEVEL 1



                                    [GRAPHIC]





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                                    EXHIBIT B
                              FLOOR PLAN - LEVEL 2



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                                    EXHIBIT B
                              FLOOR PLAN - LEVEL 3



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
                                    EXHIBIT B
                              FLOOR PLAN - LEVEL 4



                                    [GRAPHIC]

                                    EXHIBIT B
                              FLOOR PLAN - LEVEL 8



                                    [GRAPHIC]

                                    EXHIBIT B
                              FLOOR PLAN - LEVEL 9



                                    [GRAPHIC]

                                   SCHEDULE 1

                  SPECIAL AIR CONDITIONING AND HEATING SERVICES


1.   AIR CONDITIONING AND HEATING:

     Building standard air conditioning throughout the Premises commencing with the Commencement Date.

     Lessor will furnish at its expense building standard air conditioning and heating from 7 a.m. to 7 p.m. five days a week, that is, from Monday through Friday, inclusive, and from 8 a.m. to 2 p.m. on Saturdays, exclusive of holidays. Upon request of Lessee, lessor will furnish air conditioning and heating at other times (that is, at times other than the times specified above); provided, however, Lessee shall reimburse Lessor for furnishing such services at $30.00 per hour of overtime air conditioning.


2.   SUB-METERED ELECTRICAL

     LESSEE, AT LESSEE'S SOLE COST AND EXPENSE, SHALL BE RESPONSIBLE FOR THE MAINTENANCE AND REPAIR OF ALL OF LESSEE'S CURRENT AND FUTURE ELECTRICAL SUB-METERS AND SUB-METERED EQUIPMENT, AS WELL AS ALL ELECTRICAL SUB-METERED CONSUMPTION IN RELATION TO THE PREMISES AND LESSEE'S SIGNAGE.

3.   HOLIDAYS:

     The following dates shall constitute "holidays" as said term is used in this Lease:
       (a)  New Year's Day
       (b)  Memorial Day
       (c)  Independence Day
       (d)  Labor Day
       (e)  Thanksgiving Day
       (f)  Friday following Thanksgiving Day
       (g)  Christmas
       (h) Any other holiday recognized and taken by Lessees occupying at least one-half (1/2) of the net rental area of office space of the Building.

If in the case of any holiday a different day shall be observed, other than the respective day above-described, then that day which constitutes the day observed by national banks in San Antonio, Texas, on account of such holiday shall constitute the holiday under this Lease.

                                   SCHEDULE 2

                            CONSTRUCTION WORK LETTER

     1. The work to be done shall be in accordance with the plans and specifications prepared by LESSEE'S ARCHITECTS AND AS APPROVED BY LESSOR AND REQUIRED GOVERNMENTAL AGENCIES, hereinafter referred to as the "Work", is described as follows: Leasehold Improvements for THE PREMISES AND ALL OF LESSEE'S SIGNAGE in The Nowlin Building located at 9311 San Pedro, San Antonio, Texas 78216.

     2. Lessee, at Lessee's sole cost and expense, shall pay all costs (including but not limited to space planning, construction drawings, MEP drawings, engineering, general contracting and subcontracting fees, remodeling sales tax, etc.) associated with the Work.

     3.  LESSOR MAKES NO EXPRESS OR IMPLIED WARRANTIES.

     4. Lessee shall insure that any contractor engaged by Lessee shall deliver to Lessor prior to commencement of the Work a certificate denoting the required insurances. During the period of construction, any independent contractors engaged by Lessee shall obtain and maintain insurance in form, type, and amount acceptable to Lessor, including but not limited to the following:

     COMPREHENSIVE GENERAL LIABILITY INSURANCE, including products and operations and contractual liability insurance, endorsed with Broad Form Property Damage Endorsement (including products and completed operations, coverage to remain in force for two (2) years following completion of the Work) in such limits as required by Lessor and naming Lessor, its architect, and contractors as additional insureds.

     WORKMEN'S COMPENSATION INSURANCE in statutory form and amount covering operations of contractor and its sub-contractor and subcontractors performed in connection with the Work, endorsed with Waiver of Subrogation with respect to Lessor and its architect and contractors.

     5. LIEN WAIVER - Lessee shall cure immediately any and all liens that may be placed on the Nowlin Building, as a result of their contractors or subcontractors.

                                   SCHEDULE 3

                         BUILDING RULES AND REGULATIONS

     1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be used for the disposal of trash; be obstructed by Lessees; or used by Lessees for any purpose other than entrance and exit to and from their leased areas and for going from one part of the Building to another part of the Building.

     2. Plumbing fixtures shall be used only for the purposes for which they are designed, and no sweepings, rubbish, rags or other unsuitable materials shall be disposed into them. Damage resulting to any such fixtures from misuse by a Lessee shall be the liability of that Lessee.

     3. Signs, advertisements, graphics or notices visible in or from public corridors or from outside the Building shall be subject to Lessor's prior written approval.

     4. No Lessee will make any alterations or physical additions in or to ITS LEASED SPACE without first obtaining the written consent of Lessor.

     5. All locks for doors in each Lessee's leased areas shall be building standard and no Lessee shall place an additional lock or locks on any door in its leased area without written consent. All requests for duplicate keys shall be made to Lessor.

     6. Movement in or out of the Building of furniture, office equipment, or any other bulky or heavy materials shall be restricted to such hours as Lessor designates. At least forty-eight hours advance written notice of intent to move such items must be made to Lessor. Lessor will determine the method and routing of said items so as to ensure the safety of all concerned.

     7. All routine deliveries to a Lessee's leased area during 8:00 a.m. to 5:00 p.m. weekdays shall be made through the designated elevators. Passenger elevators are to be used only for the movement of persons, unless an exception is approved by Lessor.

     8. Lessor shall have the authority to prescribe the weight and manner that safes and other heavy equipment are positioned.

     9.  Corridor doors, when not in use, shall be kept closed.

    10. Lessee space that is visible from public areas must be kept neat and clean.

    11. All freight elevator lobbies are to be kept neat and clean. The disposal of trash or storage of materials in these areas is prohibited.

    12. No birds or animals shall be brought into or kept in, on or about public or a Lessee's leased space.

    13. No Lessee shall tamper with or attempt to adjust temperature control thermostats in its leased space. Lessor shall adjust thermostats as required to maintain the building standard temperature, as determined by Lessor. It is requested that all window blinds remain drawn to help maintain comfortable room temperatures and conserve energy.

    14. Lessee must comply with all requirements necessary for control of the Building both during business hours and after hours and on weekends.

    15. Lessees are requested to lock all office doors leading to corridors and to turn out all lights at the close of their working day.

    16. All Lessee modifications resulting from remodeling in or to its leased area must conform with the City of San Antonio
         Building/Fire Codes. Lessees shall inform

         Lessor of any such modifications and shall deliver "as built" plans therefore to Lessor upon completion.

    17. Lessor reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as its judgment shall, from time to time, be required for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the Lessees and their agents, employees and invitees. Such rules and regulations, when made and when written notice thereof is given to a Lessee, shall be binding upon it in like manner as if originally herein prescribed.

    18. Lessor will not be liable or responsible for lost or stolen money, or other personal property, regardless of whether such loss occurs when the areas are locked against entry or not.

                                   RIDER NO. 1

                                 GARAGE PARKING

     Lessor hereby agrees to make available to Lessee, and Lessee hereby agrees to take, during the full term of this Lease, permits to park, on an unassigned basis, TWO HUNDRED SIXTY-EIGHT (268) automobiles and on an assigned/reserved basis, TWENTY-NINE (29) automobiles (hereinafter called the "Garage Parking Permits") in the parking garage adjacent to the Building (hereinafter called the "Garage") constructed on the Land, at no charge to Lessee.

     In the event all or part of the Garage shall be taken or condemned for any public purpose or in the event of destruction of all or part of the Garage due to fire or other casualty, the obligations set out in this Rider No. 1, at the option of Lessor, shall cease and terminate. If Lessor elects to rebuild the Garage, such obligations shall continue, provided that the rental for the Garage shall abate during such time as parking is unavailable in the Garage. Lessor shall only be obligated to rebuild to the extent of the amount of insurance or condemnation proceeds received by Lessor.

                                   RIDER NO. 2
                                   -----------

                                 RENEWAL OPTION

     Subject to the conditions set out below and provided Lessee is not in default under this Lease either at the time it exercises this option to extend or at the time such option term commences, Lessee is hereby granted the option to extend the term of this Lease for TWO (2) successive epriods, the first period for a term of TWO (2) years and the second period for a term of FIVE (5) years, respectively, (collectively the "Renewal Terms" and individually a "Renewal Term"). The first Renewal Term shall commence at the expiration of the initial term of this Lease and the second Renewal Term shall commence at the expiration of the first Renewal Term.

     To exercise this option, Lessee must deliver written notice (an "Extension Notice") of such election to Lessor at least SIX (6) months prior to the expiration of the initial term of this Lease or first Renewal Term, respectively. The Renewal Terms shall be upon the same terms and conditions of this Lease, except:

     (a) the Base Rental for the first Renewal Term shall be $16.00 per rentable square foot per annum, and

     (b) the Base Rental for the second Renewal Term shall be the then current market rate for comparable properties in the market place for like space, for a like term taking into consideration all factors involved in the Lease, such as market concessions, finish-out costs and other similar factors, or the lack thereof.

     Lessee's failure to exercise timely an extension option for any reason whatsoever shall conclusively be deemed a waiver of such option. Lessee shall have no guaranteed right to extend this Lease beyond the expiration of the second Renewal Term unless subsequently agreed to by Lessor and Lessee.

     IN THE EVENT LESSEE EXERCISES LESSEE'S OPTION TO EXTEND FOR THE FIRST RENEWAL TERM, LESSOR AGREES TO PAY A COMMISSION OF 1.67% TO SOUTHWEST REALTY MANAGEMENT, INC. AND 3.33% TO THE PINNACLE GROUP. THE COMMISSION SHALL BE PAYABLE ON THE GROSS BASE RENTAL SPECIFIED IN THE FIRST RENEWAL TERM AND SHALL BE PAID UPON THE FULL EXECUTION OF THE EXTENSION AGREEMENT BETWEEN LESSOR AND LESSEE.

                                   RIDER NO. 3
                                   -----------

                       PREFERENTIAL RIGHT OF FIRST REFUSAL

     Provided that Lessee is not then in default of any of the terms or provisions of this Lease during the original term of this Lease, or, if applicable, any Renewal Term, then Lessee shall have the Preferential Right of First Refusal on all space in the Building as it becomes available for lease (whether such space is presently leased or unleased). Such right shall be subordinate to all other existing lessee's rights to the premises. Lessor shall not enter into a lease of such space (except with Lessee) except on compliance with the following procedure.

     (1) Lessee shall be notified of any space available for Lease in the Building (whether or not such space is contiguous to the Premises and whether or not Lessee has previously declined to Lease such space).

     (2) Lessee shall then have a period of five (5) business days from receipt of such notice from Lessor within which to elect whether to include such space under this Lease. The Base Rental for such space shall be at the then current market rental rate. In the event Lessee elects to lease such space, an amendment of this Lease shall be executed by Lessor and Lessee after Lessor has submitted to Lessee copies of such amendment for execution purposes. The Lease term for such space shall commence upon the date of tender of possession by Lessor and shall continue for the then unexpired current term (original or any renewal term, as the case may be) of the Lease.

     (3)  Lessee agrees to accept such space in an "as is" condition.

     (4) In the event of failure by Lessee to timely exercise its Preferential Right of First Refusal to enter into such lease, Lessor may enter into a lease with a bona fide lessee; but, if for any reason such lease between Lessor and a bona fide lessee is not executed within ninety (90) days following the notice to Lessee, then Lessor shall not be free to lease such space without again offering to lease such space to Lessee in the same manner as provided for above.

                                   RIDER NO. 4
                                   -----------

                               TERMINATION OPTION

     Beginning April 1, 1997, and continuing thereafter, provided Lessee is not then in default under the Lease beyond any grace or curative period, Lessee shall have the right to terminate this Lease. The said termination right shall be exercised by Lessee (i) giving Lessor prior written notice of termination of at least one hundred eighty (180) days, and (ii) Lessee paying to Lessor liquidated damages in the amount of $675,000.00 which sum shall be reduced by $8,000.00 per month for each month after April 1, 2002, in which such termination occurs.

     Lessor and Lessee stipulate and agree that such termination payment is not a penalty but a reasonable estimate of Lessor's loss should Lessee timely exercise its termination option. If Lessee fails to timely notify Lessor of its exercise of the termination option or fails to pay the termination payment, the option shall not be effective. Exercise of the termination option shall not affect Lessee's obligations under this Lease through the date of termination.

Any termination shall not affect the ninth (9th) floor space (Suite 900) consisting of approximately 7,986 square feet of net rentable area, which shall continue on the same terms and conditions as set forth in the Lease.

                                   RIDER NO. 5
                                   -----------

                         SCHEDULE OF JANITORIAL SERVICES

        A.  OFFICE AREAS

    1. Empty, clean and damp dust all waste receptacles and remove waste paper and rubbish from the premises nightly; wash receptacles as necessary.

    2. Empty and clean all ash trays, screens, and sand urns nightly and supply and replace sand as necessary.

    3. Vacuum all rugs and carpeted areas in offices, lobbies, and corridors nightly.

    4. Hand dust and wipe clean with damp or treated cloth all office furniture, files, fixtures, panelling, window sills, and all other horizontal surfaces nightly; wash window sills when necessary. Desks and other furniture must be reasonably cleared of all items by Lessee to be eligible hereunder.

    5. Damp wipe and polish all glass furniture tops nightly. Furniture must be reasonably cleared of all items by Lessee to be eligible hereunder.

    6. Remove all finger marks and smudges from all doors, door frames around light switches, private entrance glass and partitions nightly.

    7.  Wash clean all water coolers nightly.

    8. Police all stainless throughout the entire building daily and keep in clean condition.

    9.  Damp mop spillage in office and public areas as required.

    10. Damp dust all telephones as necessary.


        B.  WASH ROOMS

    1.  Mop, rinse and dry floors nightly.

    2.  Scrub floors as necessary.

    3.  Clean all mirrors, bright work, and enameled surfaces nightly.

    4. Wash and disinfect all basins, urinals and bowls nightly, using scouring powder to remove stains and clean undersides of rims of urinals and bowls.

    5. Wash both sides of all toilet seats with soap and water and disinfect nightly.

    6. Damp wipe nightly, wash with disinfectant when necessary, all partitions, tile walls, and outside surface of all dispensers and receptacles.

    7. Empty and sanitize all receptacles and sanitary disposals nightly; thoroughly clean and wash at least once per week.

    8.  Fill toilet tissue, soap, towel, sanitary napkin dispensers nightly.

    9. Clean flushometers, piping, toilet seat hinges and other metal work nightly.

    10. Wash and polish all walls, partitions, tile walls and enamel surfaces from top to floor monthly.

    11. Vacuum all louvers, ventilating grills and dust light fixtures monthly.

        C.  FLOORS

    1. Ceramic tile, to be swept and buffed nightly and washed or scrubbed as necessary.

    2. Vinyl asbestos, asphalt, vinyl, rubber or other composition floors and bases to be swept nightly. Such floors in public areas on multiple tenancy floors to be waxed and buffed monthly.

    3.  Tile floors in office areas will be waxed and buffed monthly.

    4.  All floors stripped and rewaxed as necessary.

    5.  All carpeted areas and rugs to be vacuum cleaned nightly.

    6. Carpet shampooing will be performed at Lessee's request and billed to Lessee.


        D.  GLASS

    1.  Clean glass entrance doors and adjacent glass panels nightly.


        E.  HIGH DUSTING (QUARTERLY)

    1. Dust and wipe clean all closet shelving when empty and carpet sweep or dry mop all floors in closets if each are empty.

    2.  Dust all picture frames, charts, graphs, and similar wall hangings.

    3. Dust clean all verticle surfaces such as walls, partitions, doors, door bucks and other surfaces above shoulder height.

    4. Damp dust all ceiling air conditioning diffusers, wall grills, registers and other ventilating louvers.

    5. Dust the exterior surfaces of lighting fixtures, including glass and plastic enclosures.


     F.  DAY SERVICE

    1. Periodically each day, check men's washrooms for soap, towels and toilet tissue replacements.

    2. Periodically each day, check ladies' washrooms for soap, towels and toilet tissue and sanitary napkin replacements.

    3.  As needed, cleaning of elevator cabs will be performed.

    4. There will be constant surveillance of public areas to insure cleanliness.


        G.  GENERAL

    1. Wipe all interior metal window frames, mullions and other unpainted interior metal surfaces of the perimeter walls of the building each time the interior of the windows is washed.

    2. Keep slopsink rooms in a clean, neat and orderly condition at all times.

    3. Wipe clean and polish all metal hardware fixtures and other bright work nightly.

                                   RIDER NO. 6
                                   -----------

                                LESSEE'S SIGNAGE

     Lessee shall continue the maintenance of all of Lessee's signage on the outside surface of the Nowlin Building and on the monument signage at the front of the property identifying U.S. Long Distance, Inc. Lessee shall maintain adequate insurance naming Lessor as an additional insured covering all risks associated with said sign or signs during installation, existence and removal. Lessee shall also assure compliance with all applicable local, state and national laws, rules and regulations.

     Lessee agrees to pay all costs associated with the design, construction, installation, maintenance, and removal of said signs and shall hold Lessor harmless against all claims, liens and other actions resulting from said Lessee signs.

     In the event Lessee defaults on this Lease, assigns or terminates this Lease, changes corporate names or otherwise causes said sign or signs to be of no use, Lessee shall promptly remove or replace as appropriate said sign or signs and return the outside surface of the Building and monument signage to its original condition or a condition satisfactory to Lessor. All costs of such replacement or removal and disposition shall be at Lessee's expense.

     Any changes to the design, materials, installation, maintenance, number and location of such signs shall be subject to Lessor's prior written approval and consent.